Exhibit 5.1
March 15, 2023
Model N, Inc.
777 Mariners Island Boulevard, Suite 300
San Mateo, California 94404
Re: Opinion of Counsel
I am Chief Legal Officer and Corporate Secretary of Model N, Inc., a Delaware corporation (the “Company”), and am rendering this opinion in connection with a registration statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “ Commission”) on or about March 15, 2023 in connection with the registration under the Securities Act of 1933, as amended, of 3,500,000 shares (the “Shares”) of the Company’s Common Stock, $0.00015 par value per share (the “Common Stock ”), subject to issuance by the Company under the Company’s Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”).
In connection with my opinion, I have examined such matters of fact as I have deemed necessary, which included examination of originals or copies of: (a) the Company’s current Certificate of Incorporation and Bylaws, as amended (collectively, the “Charter Documents”), the 2021 Plan, the Registration Statement and the exhibits thereto; (b) certain corporate proceedings of the Company’s board of directors and the Company’s stockholders relating to adoption or approval of the Company Charter Documents, the 2021 Plan, the reservation of the Shares for sale and issuance, the filing of the Registration Statement and the registration of the Shares under the Securities Act of 1933, as amended, and documents (including a certificate from the Company’s transfer agent) regarding the Company’s outstanding and reserved capital stock and other securities; and (c) such other documents as I have deemed advisable, and I have examined such questions of law as I have considered necessary.
In my examination of documents for purposes of this opinion, I have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to me as originals, the genuineness of signatures on documents reviewed by me, the conformity to originals and the completeness of all documents submitted to me as copies, the legal capacity of all parties executing any documents (other than the Company), the lack of any undisclosed termination or modification or waiver of any document, the absence of any extrinsic agreements or documents that might change or affect the interpretation or terms of documents, and the due authorization, execution and delivery of all documents by each party thereto other than the Company. I have also assumed that any certificates or instruments representing the Shares, when issued, will be executed by the Company by officers of the Company duly authorized to do so. In rendering my opinion, I have also relied upon a Certificate of Good Standing dated March 15, 2023 issued by the Secretary of State of the State of Delaware with respect to the Company and representations and certifications made to me by the Company.
I render this opinion only with respect to, and I express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law now in effect. I express no opinion with respect to the securities or “blue sky” laws of any state.

Exhibit 5.1
(1)Based upon the foregoing, it is my opinion that the 3,500,000 shares of Common Stock that may be issued by the Company under the 2021 Plan, when issued, sold and delivered in accordance with the 2021 Plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.
I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to me, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.
This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on my understanding of facts in existence as of such date after the aforementioned examination. I assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to my attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Errol Hunter

Errol Hunter
Chief Legal Officer and Corporate Secretary